Exhibit 10.17



                       TECHNOLOGY AND SERVICES AGREEMENT



TECHNOLOGY AND SERVICES AGREEMENT ("Agreement") entered into June 19, 1998 (the "Effective Date") between XIONICS DOCUMENT TECHNOLOGIES, INC., 70 Blanchard Road, Burlington, MA 01803 U.S.A. ("Xionics") and HEWLETT-PACKARD COMPANY, 11311 Chinden Boulevard, Boise, ID 83714 ("Customer").

Xionics owns or licenses software and technology products useful for the control of printers and other electronic imaging devices, and provides certain related engineering, maintenance and other services. Customer is an Original Equipment Manufacturer ("OEM") of such devices (the specific devices referenced in Attachments to this Agreement are referred to as "Customer's Devices" or "Devices"), and wishes to license certain software and technology products, and/or obtain certain related services from Xionics. Accordingly, Xionics and Customer agree as follows:

1. Products and Services. Customer has elected to receive the products and/or services indicated by a check mark below. The parties agree to be bound by this Agreement and the applicable Attachments and Exhibits to this Agreement.

Attachments

[x] A.  Source Code License
[x] B.  Source Code Maintenance Program
[x] C.  Development Activities


Exhibits

[x] A.  Preliminary Project Outline
[x] B.  Fees and Payment

2. General Terms and Conditions. Xionics and Customer agree to all of the following terms and conditions, which apply to all of the indicated Attachments as though reproduced in full in each of them.

a. Term and Termination. This Agreement shall remain in effect for an initial term beginning at the Effective Date and ending December 31, 2000, and thereafter so long as Customer continues to ship any Device containing software or technology products licensed from Xionics under this Agreement. Either party may terminate this Agreement, or any Attachment, if the other commits a material breach of any of its obligations hereunder (or under the applicable Attachment) which is not cured within 30 days after notice thereof, or becomes bankrupt or insolvent. Upon any termination, Customer will return or destroy all copies of software and documentation received from Xionics under the terminated Attachment(s), except that it may retain one copy for archival purposes, and may continue to ship finished products containing Xionics software or technology that are in inventory at the time of termination. Upon any termination, Xionics will return or destroy all copies of software and documentation received from Customer under the terminated Attachment(s) except to the extent Xionics may retain continuing rights to any such materials under this Agreement.All provisions of this Agreement and its Attachments which by their nature should survive termination, including but not limited to Section
2. (f)(ii), shall do so. Any renewable rights to receive products or services under the terms of the applicable Attachments may be renewed by submittal and acceptance of Customer's purchase order in the appropriate amount; provided, that any printed terms of Customer's purchase order inconsistent with this Agreement or any of its Attachments shall be deemed excluded.


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b. Price and Payment. Customer agrees to pay all amounts set forth in Exhibit
B. Unless otherwise provided in an Attachment, all such amounts are due and payable within 37 days after the date of Xionics' invoice. All amounts payable to Xionics are net of taxes (other than taxes on Xionics' net income), duties, and similar impositions. To the extent that a foreign government requires Customer to withhold income tax from payments of royalties or license fees, Customer may do so but only if it promptly applies for any available exemptions or exclusions from such withholding tax and supplies Xionics with valid certification that the tax withheld has been paid to the applicable taxing authority. Upon mutual agreement (which shall not be unreasonably withheld) of the parties, and with reasonable notice to HP, Xionics may audit Customer's books and records relating to sales of devices containing software or technology licensed from Xionics once per year, at Xionics' expense.

c. Ownership and Confidentiality. (a)Unless otherwise provided in this Agreement, all intellectual property contained in the products licensed hereunder, or created by Xionics via the services performed hereunder, is the property of Xionics. (b) All intellectual property (including modifications to the Program) developed by Customer shall be and remain the sole and exclusive property of Customer. (For each such modification to the Program, Customer shall determine whether it wishes to permit Xionics to include that modification in the core source code of Xionic's Programs and shall notify Xionics accordingly. If Xionics agrees to incorporate such a modification in its core Programs, Customer shall promptly deliver the source code of the modification to Xionics and thereupon shall be deemed to have granted Xionics a perpetual, worldwide, nonexclusive, fully-paid license to use, reproduce, sublicense and distribute such modifications as part of its core Programs.

(c) All modifications to the Programs that are jointly developed by Xionics and Customer shall be jointly owned without accounting. In the event that either party applies for a patent on a joint modification, it shall apply in the names of both parties. In the event of any uncertainty or dispute as to whether a particular modification was jointly developed and therefore jointly owned, the lead members of each party's project management team shall negotiate with one another in good faith to resolve the question of ownership and, if necessary, shall escalate the issue through successively higher levels of the parties' management until resolution is reached.

(d) Each party agrees to hold in strict confidence all Confidential Information it receives from the other party hereunder, and to maintain such information for use only by its employees and contractors who have signed confidentiality agreements and only in connection with the products and services provided hereunder, except to the extent it can be documented that such information is generally known in the computer industry, became known to that party other than through a breach of an obligation of confidence, or is independently discovered or developed by the receiving party without reference to information received from the other party. For purposes of this Agreement, "Confidential Information" shall either be marked as such or, if orally disclosed, identified as Confidential Information in a written memo within 30 days after disclosure.

d. Warranty, Indemnification and Limitation of Liability. Each Attachment contains the provisions relating to warranty, indemnification, and limitation of liability that apply to the specific products or services it covers. In general, each party's liability to the other for any cause shall not exceed the total amount paid by Customer under this Agreement and its Attachments.

e. Trademarks/Copyrights; Publicity. Customer may use Xionics trademarks on or in connection with such Devices, in accordance with Xionics' trademark usage guidelines provided to Customer from time to time. Both parties shall have the right to announce the existence (though not the terms) of this Agreement at any time, and upon Customer's announcement of a Device incorporating software or technology provided hereunder Xionics shall have the right to state publicly that Xionics has licensed software or technology for that Device, and to refer to the Device by Customer's or its OEM's name for it provided that no prerelease code names shall be used.. Customer agrees to retain all Xionics and third-party copyright notices that are present in any products received hereunder in all copies of such products used in or with Customer's Devices. To the extent that HP copyright notices appear on materials received by Xionics under this Agreement, such notices shall similarly be reproduced by Xionics.

f. General. (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, excluding its conflict of laws rules.
     (ii) Export. Customer shall not export any of the software or technology licensed from Xionics, directly or indirectly, to any person or country in violation of any United States statute or regulation in effect at the time of export, including but not limited to the regulations of the Bureau of Export Administration of the United States Department of Commerce, nor shall it permit any of its customers or resellers to do so.
     (iii) Assignment. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other, which shall not be unreasonably withheld; except that such agreement may be assigned by operation of law and Xionics may assign its right to receive payments hereunder. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.
     (iv) Entire Agreement. This Agreement and its Attachments represent the parties' entire agreement and understanding, and supersede all other written and/or oral agreements or understandings, relating to the subject matter hereof. Neither party has entered into this Agreement in reliance on any representations of fact or opinion, which are not expressly set forth herein.
     (v) Amendment and Waiver. This Agreement may be amended only by a writing signed by authorized representatives of each party. Any delay or failure of a party to require performance of any provision shall not prevent it from later enforcing the same or any other provision of this Agreement or its Attachments.
     (vi) Severability. If any provision of this Agreement is found invalid, it shall be deemed modified to eliminate the invalid portion(s). The remaining provisions of this Agreement shall not be affected.
     (vii) Relationship of the Parties. The parties are independent contractors, and neither party shall have any right or power to create any obligation or responsibility on behalf of the other party.
     (viii) Notice. Permitted or required notices shall be given to each party at the address shown above, or any new address of which the other party is duly notified, by mail, or by fax or electronic mail with receipt electronically confirmed.
     (ix) Choice of Language. The governing language of this Agreement and its Attachments is English.

IN WITNESS WHEREOF, the parties, by their authorized representatives, have entered into this Agreement as of the Effective Date.


XIONICS DOCUMENT TECHNOLOGIES, INC.

By: /s/ Robert L. Lentz
    -----------------------------
Name:  Robert L. Lentz
Title: Senior Vice President
Date:  June 19, 1998



CUSTOMER

By: /s/ Bruce Schrepple
    -----------------------------
Name:  Bruce Schrepple
Title: Controller
Date:  June 19, 1998

Attachment to Technology and Services Agreement dated June 19, 1998

                                 ATTACHMENT A
                              SOURCE CODE LICENSE



This Source Code License is entered into between Xionics and Customer as of June 19, 1998 and represents their complete understanding and agreement with regard to its subject matter.

1. Definitions. "Source Code" means the human-readable version of the C-language software program(s) listed in Section 2. below, which are licensed for use in the Customer's Device(s) specified in the Source Code License Fee Schedule below. "Programs" means the specific software programs listed in
Section 2. below. All other capitalized terms shall have the meanings accorded them in the Agreement.

2. Deliverables. Xionics agrees to deliver Source Code representing the following Programs on the schedule set forth in Exhibit A or as otherwise mutually agreed between the parties in writing:

                                              *
                                              *

3. License Grant and Restrictions. a. Subject to all of the terms and conditions of the Agreement and this Attachment, Xionics grants to Customer a non-exclusive, personal, worldwide license to (i) use and modify the Source Code of the Programs for the sole and exclusive purpose of enabling the Programs to function in Customer's Device(s), and (ii) effective upon completion of the project outlined in Exhibit A, reproduce, manufacture, sublicense and distribute * object code versions of the modified Programs, solely as embedded in the firmware of Customer's Devices and for no other purpose whatsoever. For purposes of this Section 3., "Customer's Devices" shall mean color and monochrome electrophotographic printers produced by Customer's Boise LaserJet Solutions Group only. The right to receive new generations or new versions of the Programs incorporating substantial new or enhanced functionality not described in Exhibit A (for example (but not limited to) *) is not included in the licenses granted above. (See Attachment B for Customer's rights with respect to such new or enhanced functionality.)

b. The unmodified Source Code shall belong exclusively to Xionics at all times except as otherwise set forth in this Agreement. Certain mutually agreed upon modifications to the Source Code shall be deemed licensed to Customer on an exclusive basis, except that modifications which the parties mutually agree correct core errors in the Source Code shall be delivered to Xionics and Xionics shall be free to use and distribute them without restriction. Any modifications to the Source Code which shall be exclusively licensed to Customer shall be identified in a written document signed by both parties.

c. Customer agrees not to disclose or transfer the Source Code owned by Xionics to anyone without the express written consent of Xionics. Customer may disclose object code versions of the modified Programs to an authorized manufacturer or subcontractor for purposes of reproducing such object code in firmware intended for inclusion in Customer's Devices. Customer further agrees not to use the Programs delivered hereunder as a basis of future page description language implementations without fair compensation to Xionics.

4. Acceptance. Customer may inspect the Source Code for 60 days after its receipt from Xionics and may reject the Source Code during this time, and receive a refund of any amounts actually paid prior to such rejection, if the Source Code displays more than minimal errors or materially fails to conform to its published specifications. Acceptance shall be deemed to occur on the 61st day after Customer's receipt of the Source Code unless Customer has previously notified Xionics of problems with the Source Code.

5. Fees and Payment. Customer agrees to pay the Fees connected with the licenses granted herein, as shown in Exhibit B, including Fees and License and Support Fees. Subject to Xionics' successful completion of the Development Activities described in Attachment C, all such license and support fees shall be guaranteed and non-refundable, and represent the minimum amount due to Xionics for the licenses granted in Section 3. above, regardless of the number of units of Customer's Devices containing the Programs that are shipped by Customer.

6. Warranty and Disclaimer. a. Xionics warrants that the Source Code will, for a period of 90 days after initial receipt by Customer, perform in accordance with the mutually agreed upon specifications Xionics will, at its expense, use all reasonable efforts to correct any errors in the Source Code reported by Customer that cause it not to perform in accordance with such specifications, provided that (i) such errors are reported to Xionics within the above warranty period, and (ii) Xionics is able to reproduce the errors either on its own or with hardware or software furnished by Customer. b. Xionics does not warrant that the Source Code will meet Customer's requirements, or that its operation will be uninterrupted or error-free. EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN THIS AGREEMENT, XIONICS DISCLAIMS ANY AND ALL EXPRESS WARRANTIES AND REPRESENTATIONS, AND ANY AND ALL IMPLIED WARRANTIES INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7. Certification. Prior to Customer's first commercial shipment of a Device containing object code versions of the Programs, Customer shall submit such Device (or, with Xionics' prior approval, hard copy output from such Device) to Xionics for quality certification. Xionics will test such Device and notify Customer of any improvements in output quality that must be made prior to shipment. First-pass certification testing of each Device is free of charge; subsequent certification testing will be charged at Xionics' then-current time and materials rate.

* Confidential treatment requested

8. Maintenance and Support. Maintenance and support of the Source Code will be provided as described in Attachment B.

9. Indemnification. a. Xionics will indemnify and defend Customer against any claims that the Source Code infringes any patent, copyright, trademark, trade secret or other intellectual property right of a third party existing under the laws of the United States, Canada, Japan or any member state of the European Union, provided that Customer gives Xionics prompt notice of and reasonable assistance in defending such claims. Xionics may, in its discretion, replace Source Code that is the subject of a claim or threatened claim of infringement with non-infringing object code with similar functionality, or modify it so that it is not infringing; provided, that if neither is feasible Xionics may withdraw the Source Code and give Customer a refund of any technology access fees previously paid for the infringing Source Code. Xionics is not obligated to indemnify or defend Customer against any claim of infringement that would not have arisen but for Customer's modification of the Source Code or which arise solely as the result of object code versions thereof operating in conjunction with Customer's Device. Xionics also agrees to give HP notice within 30 days after Xionics receives any bona fide claim that Source Code may be in violation of third party intellectual property rights. b. Customer agrees to indemnify and defend Xionics against any claim of infringement brought against Xionics based on Customer's modification of the Source Code or the operation of object code versions of the Source Code in Customer's Device, which claim would not have arisen but for such modification or operation with Customer's Device, in the same manner and subject to the same limitations provided in subparagraph a.

10. Limitation of Liability. Neither party shall be liable for any indirect, consequential or incidental damages, including damages from lost profits, lost data and the like, arising out of the use or inability to use the Source Code, even if advised of the possibility of such damages.

11. General. This Attachment is made subject to all of the General Terms and Conditions of the Agreement.

                                 ATTACHMENT B
                      SOURCE CODE MAINTENANCE AND SUPPORT


Xionics agrees to provide maintenance and support services for the Programs listed in Attachment A on the terms and conditions set forth below.

1. Maintenance. Xionics shall provide the following maintenance deliverables and services to Customer during the term of this Agreement:
a. Updates. An Update is an updated release of a standard Program, having a higher number to the right of the decimal point in its release number than the release of that Program previously delivered to Customer, which is delivered by Xionics to its maintenance customers generally from time to time for the purpose of enhancing existing features of the Program, incorporating changes to industry standards with which the Program is compatible, and correcting problems identified by Xionics and its customers since the last Update. Maintenance as defined herein is included in the License and Support Fees set forth in Exhibit B. Xionics will deliver Updates to Customer when and as they become available, and expects to deliver an average of two Updates per Program per year; however, Xionics is not obligated to deliver any specific number of releases. Customer may obtain a list of available Updates from Xionics at any time upon request.
b. Maintenance Patch Releases. A Maintenance Patch Release is an update to one or more source code files of a standard Program to correct a specific problem or problems that may or may not be known to Customer. It consists of documentation describing each problem and its solution, access to modified source files containing the solution, and a description of a test procedure to confirm the solution. Xionics will deliver Maintenance Patch Releases from time to time, as the parties mutually and reasonably determine that they are necessary or desirable.
c. Rapid Response Releases. A Rapid Response Release is a correction for a single, specific source code problem in a Program, as delivered to Customer by Xionics, which is identified and reported in writing by Customer and determined by Xionics to be of a high-priority nature. Customer will cooperate with Xionics in identifying, verifying, classifying and correcting such problems on a high-priority basis. Xionics will deliver Rapid Response Releases, in the form of modified source code files, as they are completed. Problems which the parties mutually and reasonably determine are not high-priority problems will be considered for resolution in Maintenance Patch Releases and/or Updates.
d. Training. This Agreement entitles Customer to send a mutually agreed upon number of engineers to one of Xionics' periodic scheduled Porting Seminars held at Xionics headquarters if mutually agreed between the parties. Customer's engineers shall be entitled to attend those classroom modules of each Porting Seminar, which relate to the Programs licensed. Porting Seminar attendance must occur while this Agreement remains in effect. Customer will be responsible for its employees' expenses of attending the Porting Seminar. Customer may purchase additional training at a discount of 20% off Xionics' then-current standard day rate for training for up to 3 engineers.
e. Technical Support. (i) Following the completion of the initial implementation of the Programs in a Customer's Device, XIONICS shall make a support staff of four (4) persons available through December 31, 2000 in order to provide ongoing support for Customer's use of the Programs and assistance with implementation of any enhancements thereto in Customer's Devices. The cost of such support services is included in the License and Support Fees set forth in Exhibit B hereto. (ii) At Customer's request, XIONICS shall provide supplemental support, over and above the four (4) persons described in subsection (b) above, at the rate of Four Hundred Thousand Dollars ($400,000.00 U.S.) per person-year. All such supplemental support shall be purchased by Customer in increments of one (1) person-year. Customer will use its best efforts to give XIONICS at least three (3) months' notice of any request for such supplemental support.
f. Project Management. Xionics will assign a Project Manager to Customer's maintenance account, to be responsible for ensuring delivery of all of the deliverables and services described above.

2. Upgrades. For so long as this Attachment or any renewal of it remains in effect, Customer will be eligible to receive upgraded versions of the covered Programs ("Upgrades") at a mutually agreed-upon price. For purposes of this
Section 2., an Upgrade is either (1) a new version of the Program, containing significantly enhanced functionality and having a higher number to the left of the decimal point in its release number than the version previously licensed to Customer, or (2) a new Program containing material new functionality and characterized by Xionics as a new product, which may be intended as a replacement product for an existing Xionics Program.

4. Renewal. This Attachment shall remain in effect for an initial term from the Effective Date through December 31, 2000. 30 days before the end of the initial term, Xionics shall issue an invoice to Customer for the then current applicable Annual Maintenance Fee for the next succeeding year. Customer may renew this Attachment for the next year by paying such invoice within 37 days after its receipt. If Customer fails to do so, this Attachment and Customer's right to receive maintenance services under it shall terminate as of the date payment of the invoice was due Customer may renew this Attachment for subsequent years in the same manner. Xionics is not obligated to offer renewal of maintenance services for a particular Program or Programs at the end of the initial or any renewal term of this Attachment. In the event that Xionics does not offer such renewal, Customer shall have the option of (1) upgrading to the new Program replacing the Program for which maintenance services are discontinued, if any, under Section 2., or (2) if Customer desires ongoing maintenance for the discontinued Program, subscribing to Xionics' Engineering Support Program or such other mutually agreed upon program.

5. Eligibility. a. Only the Program release shown at the beginning of this Agreement and later releases of the same Program(s) will be maintained under this Attachment. If Customer desires maintenance services for earlier releases of a Program, it may obtain such services by subscribing to Xionics' Engineering Support Program or such other mutually agreed upon program.

b. Xionics reserves the right to withhold maintenance services at any time when Customer is not current in the payment of all fees and charges due Xionics under this Attachment, the Agreement, or any other agreements between them.

c. Xionics will use reasonable efforts to provide technical support and error correction for Customer's authorized modifications of the Programs if Customer delivers such modifications to Xionics; however, Xionics cannot be responsible for resolving issues with Customer's code and reserves the right to decline or discontinue maintenance services with respect to such modifications.

6. Warranty Disclaimer. Except as expressly set forth in this Agreement, XIONICS DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, WITH REGARD TO THE SERVICES PROVIDED HEREUNDER, INCLUDING WITHOUT LIMITATION ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE ARISING OUT OF OR IN CONNECTION WITH THE PERFORMANCE OF THIS AGREEMENT.

7. General. This Attachment is made subject to all of the general terms and conditions of the Agreement.

                                 ATTACHMENT C
                            DEVELOPMENT ACTIVITIES


This Attachment describing Development Activities is entered into between Xionics and Customer as of June 19, 1998 and represents their complete understanding and agreement with regard to its subject matter.

1. Definitions. "DES" means the Detailed Engineering Specification which sets forth the detailed functional and technical specifications for the design of the Board and/or the customization of the Drivers and/or Programs and associated time schedules, as the same may be amended from time to time by mutual agreement of the parties. "ECR" means an Engineering Change Request. "Development Activities" means the work to be performed by Xionics and/or its subcontractors hereunder. All capitalized terms not defined above shall have the meanings ascribed to them in the Agreement or in another Attachment to the Agreement.

2. Term. This Attachment shall become effective on the date specified above and shall remain in effect until the Development Activities have been completed by Xionics and/or its subcontractors and accepted by Customer.

3. Customer's Deliverables. Customer shall deliver to Xionics, within 10 days after request by Xionics, a specified number of Customer's Devices, detailed specifications of Customer's Devices, and any other items or information reasonably requested by Xionics.

4. Development Activities. All Development Activities will be completed on the basis of Customer's requirement specifications, which are mutually agreed upon between Customer and Xionics, within a time frame, which is mutually agreed between the parties. All Customization shall be performed pursuant to the specifications of and within the schedules set forth in the corresponding DES.

5. Change Requests. Once the parties have agreed upon the specifications (whether as set forth in a DES or otherwise), Customer may request changes to such specifications by issuing an ECR. For each ECR, Xionics shall provide to Customer a proposal for additional work required for the implementation of the ECR and an estimate of the cost and schedule impact of such additional work promptly after receipt of the ECR. If such proposal is accepted by Customer, Xionics shall implement such changes. Xionics may propose ECR's in accordance with the above procedure provided that such ECR's shall not increase Customer's payment responsiblities under this Agreement unless mutually agreed between the parties. Customer shall not unreasonably withhold, delay or condition its approval for any ECR's proposed by Xionics if such ECR is required in order to comply with governmental standards, or for safety, environmental reasons.

6. Deliverables. Xionics will deliver the DES and those items described as deliverables in the DES within the time frame set forth in the DES, or as mutually agreed between the parties, as applicable. If applicable, when completed, the DES shall be deemed to be incorporated into this Attachment as if set forth herein.

7. Testing/Acceptance. Customer acknowledges that the testing and acceptance criteria for the deliverables prepared hereunder will be described in the applicable DES. Testing and acceptance criteria for all other deliverables will be described in an applicable DES or, if not so available, will be mutually agreed upon between the parties.

8. Ownership. Xionics shall continue to own all Xionics' technology and all derivative works thereof except as otherwise indicated in this Agreement.

9. Trademarks and Copyright Notices. Neither party will use the company name, trademarks, or trade names of the other party without its prior written consent, however each party may publicly state that Customer and Xionics have entered into this Attachment. Customer agrees to preserve all copyright notices of Xionics in all materials delivered to Customer hereunder and any and all copies thereof.

10. Pricing/Payment. Customer agrees to pay the Fees set forth in Exhibit B to assist Customer in defraying the costs of the Development Activities.

11. Termination. In the event this Attachment is terminated for any reason, Customer shall pay Xionics for the actual work on the Development Activities performed to date, and Xionics shall deliver the Xionics Deliverables prepared to date, regardless of their state of completion. In such event Customer shall have a license to use such Deliverables to complete the Development Activities and licensing activities contemplated hereunder, and if it does so Customer shall be entitled to an equitable adjustment of the Prepaid Fees proportional to the amount of work completed by each party, and of the License and Support Fees proportional to the intellectual property content provided by each party. HP shall have no further payment obligations except as set forth in this paragraph.

12. Warranty Disclaimer. Except as set forth in this Agreement, XIONICS DISCLAIMS ANY AND ALL EXPRESS WARRANTIES OR REPRESENTATIONS RELATING TO ANY THIRD-PARTY SERVICES, AND ANY AND ALL IMPLIED WARRANTIES INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

13. General. a. Neither party shall be responsible for delays and failures in performance resulting from acts beyond its reasonable control, including acts of God, strikes, lockouts, riots, acts of war, government regulations, fire, earthquakes and other disasters. b. This Attachment is made subject to all of the general terms and conditions of the Agreement.

Attachment to Technology and Services agreement dated June 19, 1998



                                   EXHIBIT A
                      TO TECHNOLOGY AND SERVICES AGREEMENT
                                    BETWEEN
        XIONICS DOCUMENT TECHNOLOGIES, INC. AND HEWLETT-PACKARD COMPANY


                          Preliminary Project Outline

I. Description of Source Code Deliverables

Preliminary Feature List:  XIONICS' *

Additional features may be jointly specified by the parties through their respective lead product managers. Any such additional features shall be mutually agreed upon and thereupon the Detailed Engineering Specification shall be promptly revised to reflect the additional feature.

II. Description of Development Activities

The development activities to be undertaken by XIONICS for the modification of
* shall be described in the Detailed Engineering Specification to be created by XIONICS in consultation with Customer and attached to this Agreement.

III. Schedule

Delivery of a final release of * is targeted for *. Interim deliverable milestones (including at a minimum alpha, beta and functionality-complete releases), dates and other schedule details shall be mutually determined by the project management of both parties. The goals and performance criteria for each milestone will be clearly defined and documented.

IV. Test Plan and Acceptance Criteria

To be described in the Detailed Engineering Specification.




* Confidential treatment requested

Attachment to Technology and Services agreement dated June 19, 1998



                                   EXHIBIT B
                      TO TECHNOLOGY AND SERVICES AGREEMENT
                                    BETWEEN
        XIONICS DOCUMENT TECHNOLOGIES, INC. AND HEWLETT-PACKARD COMPANY

                                FEES AND PAYMENT

XIONICS *

Payment No.    Payment Date                          ___  _  Amount Due

Fees*

*

License and Support Fees

*

TOTAL                                                     *

   Fees, when paid, are non-refundable.
   Monthly payments of License and Support Fees will not begin until * functionality is complete.




* Confidential treatment requested